UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 6, 2023

Crescent Energy Company

(Exact name of registrant as specified in its charter)

Delaware	001-41132	87-1133610
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Travis Street, Suite 7200

Houston, Texas 77002

(address of principal executive offices) (zip code)

(713) 337-4600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.0001 per share	CRGY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On September 6, 2023, in connection with the Offering (as defined below), Crescent Energy Company (NYSE: CRGY) (the “Company” or “our,” “us” or “we”) filed a prospectus supplement to the Registration Statement (as defined below). The information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 shall not be deemed “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

Item 7.01.	Regulation FD Disclosure.

On September 6, 2023, Crescent Energy Company (the “Company”) issued a news release announcing that, subject to market conditions, it intends to conduct an underwritten public offering (the “Offering”) of 10,000,000 shares of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), pursuant to a shelf registration statement (the “Registration Statement”) on Form S-3 (File No. 333-269152 ) previously filed with the U.S. Securities and Exchange Commission and declared effective on January 19, 2023. In addition, the Company intends to grant the underwriters a 30-day option to purchase up to an additional 1,500,000 shares of Class A Common Stock, on the same terms and conditions. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Also on September 6, 2023, the Company issued a news release announcing a transaction (the “August Western Eagle Ford Acquisition”) with an unaffiliated third party, pursuant to which the Company will acquire certain interests in oil and gas properties, rights and related assets primarily located in Dimmit and Webb Counties, Texas (the “August Western Eagle Ford Assets”). A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

In addition, the information contained in Item 8.01 of this Current Report on Form 8-K is incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01, including Exhibits 99.1 and 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act or the Exchange Act.

Item 8.01.	Other Events.

On September 6, 2023 in connection with the Offering, the Company filed a prospectus supplement to the Registration Statement which provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

*****

Based on forecasts used in our reserve report and the reserve reports for the Western Eagle Ford Assets (as defined below), our proved developed producing (“PDP”) reserves as of December 31, 2022, inclusive of the Western Eagle Ford Assets, have estimated average five-year and ten-year annual decline rates of approximately 13% and 10%, respectively, and an estimated 2023 PDP decline rate of 20%. The August Western Eagle Ford Assets and the certain interests in oil and gas properties, rights and related assets in the Western Eagle Ford Basin acquired by the Company on July 3, 2023 are together referred to as the “Western Eagle Ford Assets.”

*****

The August Western Eagle Ford Assets consist of incremental working interest in the Company’s operated Western Eagle Ford Assets and increases our working interest from 50% to 63%. Net production as of June 2023 from the assets is approximately 12 Mboe/d (~70% liquids) with a next 12-month decline rate of 13% based on our reserve report forecasts. Through these two acquisitions, we will have increased our legacy 15% non-operated interest to a 63% operated interest in our existing Western Eagle Ford acreage position for a combined consideration of $850 million.

*****

The Company’s portfolio of assets:

•

at December 31, 2022 consisted of 572.8 net MMBoe (or 727.4 net MMBoe after giving effect to the Western Eagle Ford Acquisitions) of proved reserves, of which approximately 56% were liquids (or 58% after giving effect to the Western Eagle Ford Acquisitions), reflecting $9.1 billion in standardized measure and $9.6 billion and $7.1 billion (or $11.9 billion and $9.1 billion, respectively, after giving effect to the Western Eagle Ford Acquisitions) in net proved and net proved developed (“PD”) present value discounted at a 10% discount rate;

•

during the year ended December 31, 2022 produced 138 net MBoe/d and during the six months ended June 30, 2023, produced 138 net MBoe/d (with the Western Eagle Ford Acquisitions expected to add approximately 32 MBoe/d of net production at the time of acquisition on a combined basis); and

•

during the year ended December 31, 2022, generated $480.6 million of net income, $1,167.2 million of Adjusted EBITDAX and $434.1 million of Levered Free Cash Flow, and during the six months ended June 30, 2023, generated $313.1 million of net income, $456.7 million of Adjusted EBITDAX and $47.5 million of Levered Free Cash Flow.

*****

As of December 31, 2022 and including the net drilling locations gained through the Western Eagle Ford Acquisitions, we have identified 308 net drilling locations as PUD drilling locations, representing approximately $2.1 billion of reinvestment potential.

*****

Our current mineral acreage and midstream infrastructure provides operational benefits and enhances our cash flow margins, generating $93.5 million and $39.3 million, respectively, of revenues less direct operating expenses for the year ended December 31, 2022.

*****

As of June 30, 2023, as adjusted after giving effect to the July Transactions (as defined below), we would have had $786.6 million in liquidity, including $2.3 million in cash and cash equivalents and net of $9.7 million in outstanding letters of credit, $784.3 million of available borrowings under our revolving credit facility and total outstanding principal indebtedness of $1.9 billion. The closing of the July Western Eagle Ford Acquisition and the borrowings under our revolving credit facility related thereto, the offering by Crescent Energy Finance LLC, an indirect subsidiary of us, of $300 million aggregate principal amount of its 9.250% senior notes due 2028 in July 2023 and the use of proceeds therefrom and the distribution of 27.6 million shares of Class A Common Stock by an affiliate of KKR & Co. Inc. in June 2023 are collectively referred to as the “July Transactions.”

*****

As a result of our ongoing evaluation of year-to-date performance and giving effect to the anticipated results of the Western Eagle Ford Assets, we have updated our guidance with respect to both production and capital expenditures (excluding acquisitions). Specifically, we now estimate that our average net daily production for the year ending December 31, 2023 will range from approximately 146.0 to 151.0 Mboe/d, as compared to our August 2023 estimate of 143.0 to 148.0 MBoe/d (and our initial estimate of 140.0 to 148.0 MBoe/d), and that our total capital expenditures (excluding acquisitions) for the year ending December 31, 2023 will range from approximately $580 million to $630 million, as compared to our August 2023 estimate of $575 million to $625 million (and our initial estimate of $625 million to $700 million). This forward-looking guidance represents our management’s estimates as of the date of the prospectus supplement, is based upon a number of assumptions that are inherently uncertain and is subject to numerous business, economic, competitive, financial and regulatory risks, including the risks described under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the prospectus supplement and in the documents incorporated therein by reference.

*****

As of June 30, 2023, our derivative portfolio had an aggregate notional value of approximately $1.5 billion.

*****

Summary Reserve Data

The following tables summarize our estimated net proved reserves and the estimated net proved reserves associated with the Western Eagle Ford Acquisitions as of December 31, 2022. For more information regarding our reserve volume and values, see “Items 1 and 2. Business and Properties—Oil, Natural Gas and NGL Reserve Data” in our Annual Report on Form 10-K for the year ended December 31, 2022, and our Current Reports on Form 8-K filed on July 17, 2023 and September 6, 2023.

Summary reserve data based on SEC Pricing

The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2022, for Crescent Energy Company and the reserves associated with the Western Eagle Ford Acquisitions in each case prepared in accordance with SEC guidelines. The reserve estimates presented with respect to Crescent Energy Company in the tables below are based primarily on a reserve report prepared by Ryder Scott. In preparing its report, Ryder Scott evaluated properties representing approximately 98% of our total proved reserves as of December 31, 2022. Our internal technical staff evaluated the remaining properties. The reserve estimates prepared with respect to the reserves associated with each of the July Western Eagle Ford Acquisition and the August Western Eagle Ford Acquisition are based on reserve reports prepared by Ryder Scott and reflect data associated with operations by the prior operator.

	Crescent Energy Company(1)	Western Eagle Ford Acquisitions(2)
	As of December 31, 2022
Net Proved Reserves:
Oil (MBbls)	243,082	48,987
Natural gas (MMcf)	1,506,535	322,195
NGLs (MBbls)	78,621	51,890
Total Proved Reserves (MBoe)	572,793	154,576
Standardized Measure (millions) (3)	$9,135	$1,715
PV-0 (millions) (3)	$17,170	$4,393
PV-10 (millions) (3)	$9,602	$2,336
Net Proved Developed Reserves:
Oil (MBbls)	160,113	36,421
Natural gas (MMcf)	1,398,770	260,386
NGLs (MBbls)	66,803	41,936
Total Proved Developed Reserves (MBoe)	460,046	121,755
PV-0 (millions) (3)	$12,330	$3,479
PV-10 (millions) (3)	$7,132	$1,953
Net Proved Undeveloped Reserves:
Oil (MBbls)	82,969	12,556
Natural gas (MMcf)	107,765	61,809
NGLs (MBbls)	11,818	9,954
Total Proved Undeveloped Reserves (MBoe)	112,747	32,822
PV-0 (millions) (3)	$4,840	$914
PV-10 (millions) (3)	$2,470	$383

(1)

Our reserves (discounted at ten percent, or PV-10) were determined using SEC Pricing. For oil and NGL volumes, the average WTI posted price of $93.67 per barrel as of December 31, 2022, was adjusted for items such as gravity, quality, local conditions, gathering, transportation fees and distance from market. For natural gas volumes, the average Henry Hub Index spot price of $6.36 per MMBtu as of December 31, 2022, was similarly adjusted for items such as quality, local conditions, gathering, transportation fees and distance from market. All prices are held constant throughout the lives of the properties. The average adjusted product prices over the remaining lives of the properties are $89.87 per barrel of oil, $5.80 per Mcf of natural gas and $37.98 per barrel of NGLs as of December 31, 2022.

(2)

The reserves and present value (discounted at ten percent, or PV-10) were determined using average first-day-of-the-month prices for the prior 12 months in accordance with SEC guidance. The base SEC oil and gas prices calculated for December 31, 2022 were $93.67 per Bbl and $6.36 per MMBtu, respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of the first-day-of-the-month price for each month within the 12-month period prior to the end of the reporting period. The base oil price is based upon WTI-Cushing spot prices (EIA) during 2022 and the base gas price is based upon Henry Hub spot prices (Gas Daily) during 2022. Adjustments to oil and gas prices were calculated by the Company and applied as received by Ryder Scott. Adjustments may include treating costs, transportation charges, plant processing, and/or crude quality and gravity corrections. After these adjustments, the net realized prices over the life of the proved properties was estimated to be $90.14 per Bbl for oil, $5.92 per Mcf for gas and $39.64 per barrel of NGLs. All economic factors were held constant in accordance with SEC guidelines.

(3)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. None of PV-0, PV-10 and Standardized Measure represent an estimate of the fair market value of our oil and natural gas properties or our proved reserves. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 and Standardized Measure. We believe that the presentation of PV-0 and PV-10 is relevant and useful to its investors as supplemental disclosure to the Standardized Measure because they present future net cash flows attributable to our reserves prior to taking into account future income taxes and our current tax structure. The PV-0 and PV-10 income tax amounts included in the Standardized Measure but not included in PV-0 and PV-10 were $773.5 million and $467.3 million, respectively (or $964.2 million and $552.2 million after giving effect to the Western Eagle Ford Acquisitions). We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities.

Summary reserve data based on NYMEX pricing

The following table provides our historical reserves, PV-0 and PV-10 as of December 31, 2022 for Crescent Energy Company and the reserves acquired in the Western Eagle Ford Acquisitions using NYMEX pricing. We have included this reserve sensitivity in order to provide an additional method of presentation of the fair value of our assets and the cash flows that we expect to generate from those assets based on the market’s forward-looking pricing expectations as of August 31, 2023. The reserve estimates prepared with respect to the reserves associated with each of the July Western Eagle Ford Acquisition and the August Western Eagle Ford Acquisition are based on reserve reports prepared by Ryder Scott and reflect data associated with operations by the prior operator. The historical 12-month pricing average in our 2022 disclosures under the heading “Summary reserve data based on SEC Pricing” does not reflect the oil and natural gas futures. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not a substitute, for the data presented based on

SEC Pricing. In addition, we believe strip pricing provides relevant and useful information because it is widely used by investors in our industry as a basis for comparing the relative size and value of our proved reserves to our peers and in particular addresses the impact of differentials compared with our peers. Our estimated historical reserves, PV-0 and PV-10 based on NYMEX pricing, were otherwise prepared on the same basis as our estimations based on SEC Pricing reserves for the comparable period. Reserve estimates using NYMEX pricing are calculated using the internal systems of our management and have not been prepared or audited by an independent, third-party reserve engineer, but otherwise contain the same parameters, except for price and minor system differences.

	Crescent Energy Company(1)	Western Eagle Ford Acquisitions(2)
	As of December 31, 2022
Net Proved Reserves:
Oil (MBbls)	218,305	45,049
Natural gas (MMcf)	1,339,297	285,869
NGLs (MBbls)	69,188	46,040
Total Proved Reserves (MBoe)	510,709	138,734
PV-0 (millions) (3)	$8,620	$2,075
PV-10 (millions) (3)	$5,259	$1,202
Net Proved Developed Reserves:
Oil (MBbls)	137,191	33,411
Natural gas (MMcf)	1,234,452	231,281
NGLs (MBbls)	57,665	37,248
Total Proved Developed Reserves (MBoe)	400,598	109,206
PV-0 (millions) (3)	$5,940	$1,702
PV-10 (millions) (3)	$3,932	$1,094
Net Proved Undeveloped Reserves:
Oil (MBbls)	81,115	11,638
Natural gas (MMcf)	104,845	54,588
NGLs (MBbls)	11,523	8,792
Total Proved Undeveloped Reserves (MBoe)	110,112	29,528
PV-0 (millions) (3)	$2,680	$355
PV-10 (millions) (3)	$1,327	$109

(1)

Our NYMEX reserves, PV-0 and PV-10 were determined using NYMEX pricing, without giving effect to derivative transactions and were calculated based on settlement prices to better reflect the market expectations as of that date, as adjusted for our estimates of quality, transportation fees, and market differentials. The NYMEX reserves calculations are based on NYMEX pricing at closing on August 31, 2023 for oil and natural gas. The average adjusted product prices over the remaining lives of the properties are $66.71 per barrel of oil, $3.36 per Mcf of natural gas and $28.18 per barrel of NGLs as of December 31, 2022 for Crescent Energy Company. The average adjusted product prices over the remaining lives of the properties are $67.18 per barrel of oil, $3.94 per Mcf of natural gas and $31.14 per barrel of NGLs as of December 31, 2022 for the Western Eagle Ford Acquisitions. We believe that the use of forward prices provides investors with additional useful information about our reserves, as the forward prices are based on the market’s forward-looking expectations of oil and natural gas prices as of a certain date, although we caution investors that this information should be viewed as a helpful alternative, not as a substitute, for the data presented based on SEC Pricing. See “Risk Factors.”

(2)

Present value (discounted at PV-0 and PV-10) is not a financial measure calculated in accordance with GAAP because it does not include the effects of income taxes on future net revenues. Neither PV-0 nor PV-10 represent an estimate of the fair market value of our oil and natural gas properties. Our PV-0 measurement does not provide a discount rate to estimated future cash flows. PV-0 therefore does not reflect the risk associated with future cash flow projections like PV-10 does. PV-0 should therefore only be evaluated in connection with an evaluation of our PV-10 of discounted future net cash flows. We believe that the presentation of PV-0 and PV-10 is relevant and useful to our investors about the future net cash flows of our reserves in the absence of a comparable measure such as standardized measure. We and others in our industry use PV-0 and PV-10 as a measure to compare the relative size and value of proved reserves held by companies without regard to the specific tax characteristics of such entities. Investors should be cautioned that neither of PV-0 and PV-10 represent an estimate of the fair market value of our proved reserves. GAAP does not prescribe any corresponding measure for PV-10 of reserves based on pricing other than SEC Pricing. As a result, it is not practicable for us to reconcile our PV-10 using NYMEX Pricing to standardized measure as determined in accordance with GAAP.

*****

This Item 8.01 incorporates by reference the information contained in Item 2.02 of this Current Report on Form 8-K and the reserve report prepared by Ryder Scott, independent reserve engineers for the August Western Eagle Ford Assets, filed as Exhibit 99.3 herewith.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

23.1	Consent of Ryder Scott Company, L.P.

99.1	Press Release Announcing the Offering, dated September 6, 2023.

99.2	Press Release Announcing the August Western Eagle Ford Acquisition, dated September 6, 2023.

99.3	Report of Ryder Scott Company, L.P.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT ENERGY COMPANY
Date: September 6, 2023

	By:	/s/ Bo Shi
	Name:	Bo Shi
	Title:	General Counsel